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                                                                     Exhibit 21

                                TXU GAS COMPANY
                             SUBSIDIARY HIERARCHY
                                 MARCH 1, 2001


                                                                               State or Country
                                                                               of Incorporation
TXU Gas Company                                                                     Texas
   TXU Gas Distribution Company (an unincorporated division)
   TXU Lone Star Energy (an unincorporated division)
   TXU Lone Star Pipeline (an unincorporated division)
   TXU Processing Company                                                          Delaware
   TXU Energy Trading Company                                                       Texas
      TXU Energy Trading (California) Company                                       Texas
      TXU Energy Trading Canada Limited                                            Canada
      Energetica de Mexcio, S.A. de C.V. (1)                                       Mexico
      Servicios de Energetica de Mexico, S.A. de C.V. (1)                          Mexico
   ENS Holdings I, Inc.                                                             Texas
   ENS Holdings II, Inc.                                                            Texas
   TXU Vermont Insurance Company                                                   Vermont
   ENSERCH E&C Holdings, Inc.                                                      Nevada
      ENS Equipment Corporation                                                   Delaware
      ENSERCH E&C, Inc.                                                            Nevada
      Ebasco Cayman Limited                                                    Cayman Islands
      Ebasco Services of Canada Limited                                            Canada
      Engineering International Liquidating Company, Inc.                        California
   TXU Gas Capital I                                                              Delaware
   Enserch Finance (II), Inc.                                                       Texas
   Enserch Finance N.V.                                                     Netherlands Antilles
   Enserch House, Inc.                                                              Texas
   TXU Receivables Company                                                        Delaware
   LS Energy, Inc.                                                                  Texas
   Lone Star Energy Services, Inc.                                                  Texas
   Lone Star Gas Company of Texas, Inc.                                             Texas
   Enserch International Investments Limited                                      Delaware
      Humphreys and Glasgow Limited                                            United Kingdom

___________________________
(1) Joint venture with Gas de France ("GDF"). In order for GDF to consolidate its Mexico entities for tax purposes, GDF owns one more share than TXU Energy Trading Company ("Trading") in each of the companies. The result is they own 50% plus a small fraction of a percent more than Trading.

                                       1
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                                  Affiliates


                                                                State or County
                                                                of Incorporation
                                                                or Organization

Enserch SACROC Inc. (1)                                              Texas
ENS Holdings Limited Partnership (2 )                                Texas

________________________

(1) 99.65% owned by Enserch Finance II, Inc. and 0.35% owned by ENS Holdings Limited Partnership.
(2) Limited Partnership: ENS Holdings II, Inc. (99%) and ENS Holdings I, Inc. (1%).

                                       2